Exhibit (10-7)


                THE PROCTER & GAMBLE 1993 NON-EMPLOYEE DIRECTORS'
                                   STOCK PLAN
             (as adjusted for stock split effective August 22, 1997)


ARTICLE A -- PURPOSE.

     The purpose of The Procter & Gamble 1993 Non-Employee Directors' Stock Plan (hereinafter referred to as the "Plan") is to strengthen the alignment of interests between non-employee Directors (hereinafter referred to as "Participants") and the shareholders of The Procter & Gamble Company (hereinafter referred to as the "Company") through the increased ownership of shares of the Company's Common Stock. This will be accomplished by allowing Participants to elect voluntarily to convert a portion or all of their cash fees for services as a Director into Common Stock, by granting Participants a fixed value of shares of Common Stock restricted until retirement (hereinafter referred to as "Retirement Shares") and by granting Participants non-qualified options to purchase shares of Common Stock (hereinafter referred to as "Stock Options").

ARTICLE B -- ADMINISTRATION.

     1. The Plan shall be administered by the Compensation Committee (hereinafter referred to as the "Committee") of the Board of Directors of the Company (hereinafter referred to as the "Board"), or such other committee as may be designated by the Board. The Committee shall consist of not less than three
(3) members of the Board who are neither officers nor employees, or members of the Board who are "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "1934 Act"), or any successor rule or definition adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board.

     2. It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate. A decision by a majority of the Committee shall govern all actions of the Committee.

     3. Subject to the express provisions of this Plan, the Committee shall have authority to allow Participants the right to elect to receive fees for services as a director in either cash or an equivalent amount of whole shares of Common Stock of the Company, or partly in cash and partly in whole shares of the Common Stock of the Company, subject to such conditions or restrictions, if any, as the Committee may determine. The Committee also has the authority to make all other determinations it deems necessary or advisable for administering this Plan.

     4. The Committee may establish from time to time such regulations, provisions, and procedures within the terms of this Plan as, in its opinion, may be advisable in the administration of this Plan.

     5. The Committee may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration of this Plan and may grant authority to such persons to execute documents on behalf of the Committee.

ARTICLE C -- PARTICIPATION.

     Participation in the Plan shall be limited to all non-employee Directors of the Company.

ARTICLE D -- LIMITATION ON NUMBER OF SHARES FOR THE PLAN.

     The total number of shares of Common Stock of the Company that may be awarded each year shall not exceed 70,000 shares.

ARTICLE E -- SHARES SUBJECT TO USE UNDER THE PLAN.

     Shares of Common Stock to be awarded under the terms of this Plan shall be treasury shares.

ARTICLE F -- RETIREMENT SHARES.

     1. On January 2, 1997 each Participant shall receive a one-time award of Retirement Shares with a fair market value equal to the value of each Participant's accrued retirement benefit as set forth in Exhibit I to this Plan.

     2. Commencing January 2, 1997 and on the first business day in each January thereafter, each Participant shall receive Retirement Shares with a fair market value of $20,000 on the date of grant.

     3. All shares awarded under this Article shall be valued as set forth in
Article I.

ARTICLE G -- STOCK OPTIONS.

     1. Each Participant shall, on the last business day in each February during such Participant's term, automatically be granted a Stock Option to purchase 2,000 shares of Common Stock (with such amount subject to adjustment as set forth in Article H) having an exercise price of one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

     2. The Stock Options shall have a term of ten (10) years from the date of grant, subject to earlier termination as provided herein, and shall be exercisable one (1) year from the date of grant, except in the case of death, in which case the Stock Options shall be immediately exercisable.

     3. Stock Options are not transferable other than by will or by the laws of descent and distribution. Legatees, distributees and duly appointed executors and administrators of the estate of a deceased Participant shall have the right to exercise such Stock Options at any time prior to the expiration date of the Stock Options.

     4. If a Participant ceases to be a Director while holding unexercised
Stock Options, such stock options are then void, except in the case of (i) death, (ii) disability, (iii) retirement after attaining the age of sixty-nine
(69) or (iv) resignation from the Board for reasons of the antitrust laws or the conflict of interest or continued service policies.

     5. Upon the exercise of a Stock Option, payment in full of the exercise price shall be made by the Participant. The exercise price may be paid for by the Participant either in cash, shares of the Common Stock of the Company to be valued at their fair market value on the date of exercise, or a combination thereof.

ARTICLE H -- ADJUSTMENTS.

     The amount of shares authorized to be issued annually under this Plan will be subject to appropriate adjustment in the event of future stock splits, stock dividends, or other changes in capitalization of the Company to prevent the dilution or enlargement of rights under this Plan; following any such change, the term "Common Stock" shall be deemed to refer to such class of shares or other securities as may be applicable. The number of shares and exercise prices covered by outstanding Stock Options and the number of shares to be granted as Stock Options pursuant to Article F, paragraph 1 shall be adjusted to give effect to any such stock splits, stock dividends, or other changes in the capitalization.

ARTICLE I -- TRANSFER OF SHARES.

     1. The Committee may transfer Common Stock of the Company under the Plan subject to such conditions or restrictions, if any, as the Committee may determine. The conditions and restrictions may vary from time to time and may be set forth in agreements between the Company and the Participant or in the awards of stock to them, all as the Committee determines.

     2. The shares awarded shall be valued at the average of the high and low quotations for Common Stock of the Company on the New York Stock Exchange on the day of the transfer to a Participant. All shares awarded shall be full shares, rounded up to the nearest whole share.


ARTICLE J -- ADDITIONAL PROVISIONS.

     1. The Board may, at any time, repeal this Plan or may amend it from time to time except that no such amendment may amend this paragraph, increase the annual aggregate number of shares subject to this Plan, or alter the persons eligible to participate in this Plan. The Participants and the Company shall be bound by any such amendments as of their effective dates, but if any outstanding awards are affected, notice thereof shall be given to the holders of such awards and such amendments shall not be applicable to such holder without his or her written consent. If this Plan is repealed in its entirety, all theretofore awarded shares subject to conditions or restrictions transferred pursuant to this Plan shall continue to be subject to such conditions or restrictions.

     2. Article G (paragraph 1) shall not be amended more than once every six
(6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     3. Every recipient of shares pursuant to this Plan shall be bound by the terms and provisions of this Plan and of the transfer of shares agreement referable thereto, and the acceptance of any transfer of shares pursuant to this Plan shall constitute a binding agreement between the recipient and the Company.

ARTICLE K -- DURATION OF PLAN.

     This Plan shall be effective as of January 1, 1994. This Plan will terminate on December 31, 2003 unless a different termination date is fixed by the shareholders or by action of the Board but no such termination shall affect the prior rights under this Plan of the Company or of anyone to whom shares have been transferred prior to such termination.












Plan adopted November 9, 1993
Plan Amended January 10, 1995
Plan Amended June 11, 1996
Adjusted for August 22, 1997 stock split